Exhibit 10.1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of April 23 2015, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and ZOGENIX, INC., a Delaware corporation with offices located at 12400 High Bluff Drive, Suite 650, San Diego, California 92130 (“Borrower”).

RECITALS

A.         Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of December 30, 2014 (as amended from time to time, collectively, the “Loan Agreement”).

B.         Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.         Borrower has requested that Collateral Agent and Lenders (i) consent to Borrower’s entry into and performance of the Pernix Asset Transfer Documents (as defined below) and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.         Collateral Agent and Lenders have agreed to (i) consent to Borrower’s entry into and performance of the Pernix Asset Transfer Documents and (ii) amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.         Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.          Consent and Waiver.

2.1         Consent. Pursuant to Section 7.1 of the Loan Agreement, Borrower shall not Transfer all or any part of its business or property, except for certain specifically enumerated permitted Transfers. Notwithstanding anything to the contrary contained in Section 7.1 of the Loan Agreement, and subject to the terms and conditions of this Amendment, Collateral Agent and the Lenders hereby consent to Borrower’s entry into, execution, delivery and performance of the Pernix Asset Transfer Documents. In furtherance of the foregoing, upon the effectiveness of this Amendment, Collateral Agent shall be deemed to have released the Purchased Assets (as defined in the APA (as defined below)) from the Collateral, and shall (on or within one (1) Business Day of the date of this Amendment) cause to file a UCC Amendment reflecting the same.

2.2         Waiver. Pursuant to Section 6.16 of the Loan Agreement, the first Collateral audit was due February 13, 2015, and was subsequently extended by email to April 14, 2015 (the “Initial Collateral Audit Requirement”). Notwithstanding anything to the contrary contained in Section 6.16 of the Loan Agreement, and subject to the terms and conditions of this Amendment, Collateral Agent and the Lenders hereby waive the Initial Collateral Audit, provided that (x) Borrower satisfies in full, contemporaneously with this Amendment, the outstanding balance due on the Revolving Line, (y) any future Advances shall be subject to a prior Collateral audit, satisfactory to Collateral Agent and the Lenders in their sole discretion and (z) Borrower shall continue timely to remit to Collateral Agent the Revolving Line Commitment Fee in accordance with the terms of the Loan Agreement.

3.        Amendments to Loan Agreement.

3.1         Section 2.2(c) (Mandatory Prepayments). Section 2.2(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(c)         Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, (iv) the Amendment Fee, plus (v) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loans.

3.2          Section 2.2(d) (Permitted Prepayment of Term Loans). Section 2.2(d) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(d)         Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) Business Days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, (D) the Amendment Fee, plus (E) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.”

3.3          Section 2.6(h) (Fees). New Section 2.6(h) hereby is added to the Loan Agreement to read as follows:

“(h)         Amendment Fee. A fully earned, non-refundable amendment fee in the amount of Twenty Five Thousand Dollars ($25,000.00), which shall be due and payable on the earliest to occur of (a) the Maturity Date or (b) the prepayment of the Term Loan pursuant to Section pursuant to Section 2.2(c) or 2.2(d).”

3.4          Section 6.10 (Minimum Cash). Section 6.10 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.10        Minimum Cash. Borrower shall maintain at all times prior to Borrower’s receipt of positive data from both of Borrower’s U.S. and European placebo-controlled trials of ZX0008, low-dose fenfluramine, a ratio of (a) unrestricted cash and Cash Equivalents on deposit with Bank or Bank’s Affiliates to (b) all outstanding Indebtedness owing to Lenders, of at least 1.25 to 1.00.”

3.5          Exhibit A to the Loan Agreement hereby is replaced in its entirety with Exhibit A attached hereto.

3.6          Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement to read as follows:

“Pernix Asset Transfer Documents” means that certain Asset Purchase Agreement by and among Borrower, PERNIX IRELAND LIMITED and PERNIX THERAPEUTICS HOLDINGS, INC. dated as of March 10, 2015 (as amended by that certain Amendment to Asset Purchase Agreement dated as of April 23, 2015, collectively the “APA”); and any other documents, instruments and/or agreements executed and/or delivered in connection therewith; all in form and substance reasonably acceptable to Collateral Agent and Lenders, and substantially in the forms attached hereto as Annex I.

3.7         Exhibit C to the Loan Agreement hereby is replaced with Exhibit C attached hereto.

4.       Limitation of Consents, Waivers and Amendments.

4.1         The consent, waiver and amendments set forth in Sections 2 and 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2         This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.      Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1         Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2         Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3         The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4         The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5         The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6         The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower (in each case, except as already have been obtained and are in full force and effect); and

5.7         This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.     Release by Borrower.

6.1       FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and Lenders and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2       By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.3       This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and Lenders to enter into this Agreement, and that Collateral Agent and Lenders would not have done so but for Collateral Agent and Lenders’ expectation that such release is valid and enforceable in all events.

6.4     Borrower hereby represents and warrants to Collateral Agent and Lenders, and Collateral Agent and Lenders are relying thereon, as follows:

(a)       Except as expressly stated in this Agreement, neither Collateral Agent, Lenders nor any agent, employee or representative of Collateral Agent or any Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b)       Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)       The terms of this Agreement are contractual and not a mere recital.

(d)       This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e)       Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Collateral Agent and Lenders, defend and hold them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7.         Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.          Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, (ii) a fully executed copy of the APA, (iii) a Corporate Borrowing Certificate from Borrower, and (iv) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

ZOGENIX, INC.

By	/s/ Ann Rhoads

Name:	Ann Rhoads

Title:	Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Hans S. Houser

Name:	Hans S. Houser

Title:	Chief Credit Officer & Senior Vice President

LENDER:

SILICON VALLEY BANK

By	/s/ Andrew Skalitzky

Name:	Andrew Skalitzky

Title:	Vice President

[Signature Page to First Amendment to Loan and Security Agreement]